Exhibit 99.1

Splunk Announces CEO Transition

Doug Merritt Steps Down; Graham Smith, Splunk’s Chair, Named Interim CEO

Announces Strong Preliminary Fiscal 2022 Third Quarter Results,

Cloud ARR Surpasses $1 Billion

SAN FRANCISCO, November 15, 2021 – Splunk Inc. (NASDAQ: SPLK), a data platform leader, today announced that Graham Smith, Chair of Splunk’s Board of Directors, has been appointed interim Chief Executive Officer, effective immediately. Smith succeeds Doug Merritt, who is stepping down after having served as President and CEO for the past six years. Merritt will remain with the company in an advisory role to ensure a smooth transition and as the Board begins its search for Splunk’s next CEO.

“Splunk has evolved significantly since I joined the team nearly eight years ago, growing from $302 million in revenue in fiscal 2014 to nearly $3 billion in ARR in the third quarter of fiscal 2022,” said Merritt. “Today, Splunk is the data foundation for tens of thousands of customers around the world, empowering these organizations to turn data into doing, improve security, drive resilience, and unlock innovation.”

“As the Board and I considered how to best position Splunk for long-term success and continued growth,” continued Merritt, “We determined now is the right time to transition to our next phase of leadership - in particular, the Board is focused on identifying a leader with a proven track record of scaling operations and growing multi-billion dollar enterprises. I am grateful to have had the opportunity to work alongside our world-class team, who I’m confident will continue to ensure Splunk is the partner of choice to the most forward-thinking and data-centric organizations on the planet.”

Smith has served as a member of Splunk’s Board since 2011 and as Chair since 2019. He has also served in a number of executive positions at Salesforce, including as Chief Financial Officer from December 2007 to July 2014. As interim CEO, Smith will focus on investments and priorities for the company’s upcoming fiscal year to ensure continued customer and cloud transformation success. Smith will retain his Chair responsibilities while the Board conducts its search.

“On behalf of the Board, I want to thank Doug for his innumerable contributions and dedicated years of service to Splunk,” said Smith. “Since his appointment as CEO in 2015, Doug has led Splunk through critical product and business model transformations, which have enabled the company to become the leading data platform across Security, Observability and IT. With the proven success of our ongoing cloud transformation and our team’s strong execution, we are confident that Splunk is well positioned for its next phase of growth.”

“As a long-tenured director with significant experience in scaling cloud businesses, Graham has the expertise and acumen to lead Splunk as we conduct a search for the company’s next CEO,” said Steve Newberry, Splunk’s newly appointed Lead Independent Director of the Board. “The Board, Doug and Splunk’s management team are committed to ensuring a successful transition, and we are fortunate to have a leader of Graham’s caliber to help ensure Splunk continues executing its strategy and creating value for our stockholders.”

Preliminary Third Quarter 2022 Results

Splunk today announced preliminary results for its third quarter ended October 31, 2021. Based on preliminary unaudited financial information, the company expects to report the following for its fiscal third quarter ended October 31, 2021, all of which are within or above previously provided guidance:

●	Cloud ARR will be approximately $1.105 billion, representing 75% year over year growth.

●	Total ARR will be approximately $2.825 billion, representing 37% year over year growth.

●	Total revenues will be approximately $660 million, representing 19% year over year growth.

●	Non-GAAP operating margin will be approximately negative 14%.

“Thanks to our team’s focused execution, we had another excellent quarter and surpassed $1 billion of cloud ARR. We continue to deliver high value to our customers as we see continued momentum in our cloud and business model transformations,” said Jason Child, Splunk Chief Financial Officer.

As previously announced, Splunk will report results and host its fiscal third quarter 2022 conference call on December 1, 2021, after market close.

These preliminary unaudited financial results are based on preliminary unaudited information and management's estimates, and are inherently uncertain and subject to revision in connection with the company's financial closing procedures and finalization of the company’s financial statements for its fiscal third quarter 2022. Actual results for the fiscal third quarter ended October 31, 2021 may differ materially from these preliminary unaudited financial results.

About Graham Smith

Smith has served as a member of Splunk’s Board since 2011 and as Chair since 2019. Smith served in various executive leadership positions at Salesforce, a provider of enterprise cloud computing software, from 2007 to 2015, including as Chief Financial Officer and most recently as Executive Vice President. Prior to joining Salesforce, Smith served as Chief Financial Officer at Advent Software Inc., a portfolio accounting software company, from 2003 to 2007. Mr. Smith has served as a member of the Boards of Directors of BlackLine, Inc., a provider of cloud-based solutions for finance and accounting, since 2015, Procore Technologies, Inc., a provider of cloud-based construction management software, since 2020, and Elliott Opportunity II Corp., a special purchase acquisition company, since 2021. Smith holds a B.Sc. from Bristol University in England and qualified as a chartered accountant in England and Wales.

About Splunk

Splunk Inc. (NASDAQ: SPLK) helps organizations around the world turn data into doing. Splunk technology is designed to investigate, monitor, analyze and act on data at any scale.

Splunk, Splunk>, Data-to-Everything, D2E and Turn Data Into Doing are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2021 Splunk Inc. All rights reserved.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including, without limitation, statements regarding Splunk's preliminary unaudited third quarter 2022 financial results (which remain subject to revision); the transformation of Splunk’s business to a subscription model and a cloud-delivered model; the transition of Splunk leadership, including priorities; and Splunk’s other plans, objectives, goals and strategies. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: risks associated with changes and transitions in management personnel; Splunk’s quarter-end closing and review process developments and facts or circumstances affecting the application of Splunk’s critical accounting policies; Splunk’s inability to realize value from its significant investments in the company’s business, including product and service innovations and through acquisitions; Splunk’s shift from sales of licenses to sales of cloud services which impacts the timing of revenue and margins; a shift from generally invoicing multi-year contracts upfront to invoicing on an annual basis, which impacts cash collections; Splunk’s transition to a multi-product software and services business; the impact of new COVID-19 variants such as the Delta variant and related public health measures on our business, as well as the impact of new variants on the overall economic environment, including customer buying capacity, urgency and patterns; and general market, political, economic, business and competitive market conditions.

Additional information on potential factors that could cause Splunk’s actual results to differ from our expectations are included in the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2021, which is on file with the U.S. Securities and Exchange Commission (“SEC”), in particular in the section entitled Risk Factors, and in Splunk’s other filings with the SEC. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.

Non-GAAP Information

To supplement Splunk’s condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Splunk provides certain non-GAAP financial measures, including non-GAAP operating margin. Non-GAAP operating margin as estimated above excludes estimates for stock-based compensation and related employer payroll tax, amortization of intangible assets, restructuring and facility exit charges and capitalized software development costs.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by Splunk’s competitors and exclude expenses that may have a material impact upon Splunk’s reported financial results. Further, stock-based compensation expense has been and will continue to be, for the foreseeable future, a significant recurring expense in Splunk’s business and an important part of the compensation provided to Splunk’s employees. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Splunk uses these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Splunk believes that these non-GAAP financial measures provide useful information about Splunk’s operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. In addition, these non-GAAP financial measures facilitate comparisons to competitors’ operating results. The non-GAAP financial measures are meant to supplement and be viewed in conjunction with GAAP financial measures. Splunk has provided non-GAAP operating margin in this release in order to enable investors to compare estimated actual performance with Splunk’s guidance for its fiscal third quarter 2022.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that are not determinable until the completion of our quarter-end closing processes. The company has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its fiscal second quarter 2022 non-GAAP results that are included on the company’s investor relations website.

Contacts

Media Contact

Patricia Hogan

Splunk Inc.

press@splunk.com

Investor Contact

Ken Tinsley

Splunk Inc.

ir@splunk.com